UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 3, 2022
Harley-Davidson, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3700 West Juneau Avenue, Milwaukee, Wisconsin 53208
(Address of principal executive offices, including zip code)

(414) 342-4680
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
COMMON STOCK, $0.01 par value per share	HOG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2022, the Board of Directors (the “Board”) of Harley-Davidson, Inc. (the “Company”) voted to increase the size of the Board from ten persons to eleven persons and to elect Rafeh Masood as a new director to fill the vacancy created by such increase, with such election effective August 3, 2022. Mr. Masood will serve as a director with a term expiring at the Company’s 2023 annual meeting of shareholders.

On that date, the Board also appointed Mr. Masood to the Board’s Audit and Finance Committee and Nominating and Corporate Governance Committee.

Mr. Masood currently serves as Executive Vice President (EVP) and Chief Customer Officer at Bed Bath & Beyond Inc. He joined Bed Bath & Beyond Inc. in May 2020 as EVP and Chief Digital Officer and was appointed to his current role in November 2021, where he oversees marketing, digital and customer experience. Mr. Masood previously served as Senior Vice President and Chief Digital Officer at BJ’s Wholesale Club Holdings, Inc. In this role, Mr. Masood was responsible for the company’s online and omnichannel business, including strategy, customer experience, and product development. Previously, Mr. Masood held leadership roles in customer innovation, technology, operations and procurement at DICK’s Sporting Goods, Sears and BAWAG Group.

The Company’s Director Compensation Policy is applicable to Mr. Masood as a non-employee director. In connection with his election to the Board, Mr. Masood will receive a pro-rata portion of the current $110,000 annual retainer that the Company pays to non-employee directors, as outlined in the Company’s Director Compensation Policy. Also, Mr. Masood will receive a pro-rata portion of the additional $5,000 retainer payable to members of the Audit and Finance Committee. At least 50% of the retainer will be paid in shares of the Company’s common stock and/or share units as required under the Company’s Director Compensation Policy. In addition, Mr. Masood will also receive a grant of 3,529 share units pursuant to the Company’s Director Stock Plan, which is the amount of share units last granted to each of the outside directors under the plan, each share unit representing the value of one share of the Company’s common stock. Mr. Masood will receive this compensation following his first Board meeting he attends as a director.

A copy of the press release issued by the Company announcing the appointment of Mr. Masood is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(a)Not applicable.
(b)Not applicable.
(c)Not applicable.
(d)Exhibits. The following exhibit is being furnished herewith:

Exhibit No.	Description
99.1	Press Release of Harley-Davidson, Inc. dated August 3, 2022.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.

Date: August 3, 2022	/s/ Paul J. Krause
Paul J. Krause
Secretary